Exhibit 10.1

GOVERNANCE AGREEMENT

This GOVERNANCE AGREEMENT is made and entered into as of November 14, 2016 (the “Agreement”) by and between Intermolecular, Inc., a Delaware corporation (the “Company”), and Raging Capital Management, LLC, a Delaware limited liability company (the “Investor”).  The Company and the Investor are referred to herein as the “Parties.”

WHEREAS, the Investor beneficially owns the number of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), listed on Exhibit A to this Agreement;

WHEREAS, the Company and the Investor have reached an agreement with respect to certain matters related to the Investor’s acquisition of additional shares of Common Stock and the appointment of an additional director to the board of directors of the Company (the “Board”) at the Company’s 2017 annual meeting of stockholders (the “2017 Annual Meeting”) and certain other matters, as provided in this Agreement; and

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:

Section 1.Board of Directors Matters.

(a)The Investor and the Company hereby acknowledge and agree that:

(i)The Company shall include in the slate of nominees recommended by the Board for election as directors at the 2017 Annual Meeting an individual designated by the Investor (the “Investor Designee”) who (A) qualifies as “independent” under the Nasdaq corporate governance standards, (B) is qualified to serve as a director under the laws of Delaware and (C) is approved by the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”), subject to its fiduciary duties, within ten (10) business days after a completed customary director’s and officer’s questionnaire and background check has been received by the Nominating Committee, which approval shall not be unreasonably withheld.  In the event the Nominating Committee shall decline to approve any particular individual designated by the Investor, the Investor shall have the right to propose one or more other individuals, subject to the above criteria.

(ii)The Investor will ensure that the Investor Designee provides to the Company information required to be customarily disclosed with respect to directors, candidates for directors and their affiliates in a proxy statement or other filings under applicable law or stock exchange rules or listing standards, information in connection with assessing eligibility, independence and other criteria applicable to directors or satisfying compliance and legal obligations and will provide such other information as reasonably requested by the Company from time to time with respect to the Investor and the Investor Designee.

(iii)To the extent an Investor Designee resigns for any reason, is unable to serve or is otherwise deemed ineligible to serve as the Investor Designee for any reason, or otherwise ceases to be a member of the Board for any reason, prior to the expiration of

3917199-3

3917199-5

the initial term of the Investor Designee, the Investor shall be entitled to designate, for consideration by the Nominating Committee as a replacement for the Investor Designee, an individual who (A) qualifies as “independent” under the Nasdaq corporate governance standards and (B) is qualified to serve as a director under the laws of Delaware.  The Nominating Committee shall consider such candidate within ten (10) business days after a completed customary director’s and officer’s questionnaire and background check has been received by the Nominating Committee, and subject to the Nominating Committee’s approval, which approval shall not be unreasonably withheld and shall be subject to its fiduciary duties, the Board shall appoint to the Board such candidate approved by the Nominating Committee within five (5) business days.  In the event the Nominating Committee shall decline to recommend any particular candidate designated by the Investor, the Investor shall have the right to propose one or more replacement designees, subject to the above criteria.

(iv)Notwithstanding anything to the contrary in this Agreement, the Investor agrees that it will not, directly or indirectly, seek to elect more than one (1) director to the Board at the 2017 Annual Meeting or otherwise prior to the date that is thirty (30) calendar days prior to the deadline established pursuant to the Company’s bylaws for the submission of stockholder nominations for the Company’s 2018 annual meeting of stockholders.

Section 2. 2017 Annual Meeting.

(a)At the 2017 Annual Meeting, the Investor agrees to appear in person or by proxy and vote all shares of Common Stock beneficially owned by the Investor and entitled to be voted at the meeting in favor of the election of the director nominees, including the Investor Designee, recommended by the Board and named in the Company’s proxy statement to be mailed to the Company’s stockholders in advance of the 2017 Annual Meeting.

(b)The Investor agrees, within five (5) business days after receipt, to execute and deliver to the Company, or cause to be executed and delivered to the Company, the proxy card sent to the Investor by the Company in connection with the 2017 Annual Meeting directing that the shares of Common Stock beneficially owned by the Investor, as of the applicable record date, be voted in accordance with Section 2(a).

Section 3.Share Acquisition.

(a)The Investor and the Company agree that the Investor or any of its Affiliates may acquire up to an additional 8 million shares of Common Stock (the “New Shares”), provided that (i) with respect to the New Shares, at any general or special meeting of the Company’s stockholders, or in connection with any written consent of the Company’s stockholders, the Investor (and its Affiliates, as applicable) shall vote all of the New Shares entitled to be voted at the meeting or execute any applicable written consent of stockholders in the same proportion as all shares of Common Stock other than those beneficially owned by the Investor or its Affiliates are voted (or consented, as applicable) with respect to any matter up for stockholder vote or written consent and (ii) for so long as the Investor has a representative (who is a principal or employee of the Investor or its Affiliates) on the Board, it shall comply with the Company’s insider trading policy;

3917199-3

3917199-5

(b)As used in this Agreement:

(i)the term “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated by the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); the terms “beneficial owner” and “beneficial ownership” shall have the same meanings as set forth in Rule 13d-3 promulgated by the SEC under the Exchange Act; and the terms “person” or “persons” shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization or other entity of any kind or nature; and

(ii)the terms “beneficial owner” and “beneficial ownership” of shares shall include: (A) “beneficial owners” and shares “beneficially owned” within the meaning afforded such term by Rule 13d-3 promulgated under the Exchange Act and (B) persons beneficially owning any interest afforded by any derivative, swap or other transaction or series of transactions engaged in, directly or indirectly, by a person, the purpose or effect of which is to give such person economic risk similar to ownership of shares of any class or series of the Company, including due to the fact that the value of such derivative, swap or other transactions is determined by reference to the price, value or volatility of any shares of any class or series of the Company, or which derivative, swap or other transactions provide, directly or indirectly, the opportunity to profit from any increase in the price or value of shares of any class or series of the Company without regard to whether (x) the derivative, swap or other transactions convey any voting rights in such shares to such person, (y) the derivative, swap or other transactions are required to be, or are capable of being, settled through delivery of such shares or (z) the Investor may have entered into other transactions that hedge or mitigate the economic effect of such derivative, swap or other transactions.

Section 4.Representations and Warranties of the Company.  The Company represents and warrants to the Investor that (a) the Company has the corporate power and corporate authority to execute the Agreement, (b) this Agreement has been duly and validly authorized, executed and delivered by the Company, constitutes a valid and binding obligation and agreement of the Company, and is enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles and (c) the execution, delivery and performance of this Agreement by the Company does not and will not (i) violate or conflict with the Company’s organization documents or any law, rule, regulation, order, judgment or decree applicable to it, or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could become a default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, or any agreement, contract, commitment, understanding or arrangement to which the Company is a party or by which it is bound.

Section 5.Representations and Warranties of the Investor.  The Investor represents and warrants to the Company that (a) this Agreement has been duly and validly authorized, executed and delivered by the Investor, and constitutes a valid and binding obligation and agreement of the Investor, enforceable against the Investor in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization,

3917199-3

3917199-5

moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles, (b) the Investor has the authority to execute the Agreement and (c) the execution, delivery and performance of this Agreement by the Investor does not and will not violate or conflict with (i) its organizational documents or any law, rule, regulation, order, judgment or decree applicable to it, or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could become a default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which the Investor is a party or by which it is bound.

Section 6.Specific Performance.  Each of the Investor, on the one hand, and the Company, on the other hand, acknowledges and agrees that irreparable injury to the other Party hereto may occur in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached and that such injury would not be adequately compensable in monetary damages.  It is accordingly agreed that the Investor, on the one hand, and the Company, on the other hand (the “Moving Party”), shall each be entitled to specific enforcement of, and injunctive or other equitable relief to prevent any violation of, the terms hereof, and the other Party hereto will not take action, directly or indirectly, in opposition to the Moving Party seeking such relief on the grounds that any other remedy or relief is available.

Section 7.Notice.  Any notices, consents, determinations, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by electronic transmission (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses for such communications shall be:

To the Company:

Intermolecular, Inc. 3011 N. First Street San Jose, California 95134 Attention: Chief Executive Officer Email: Bruce@intermolecular.com

3917199-3

3917199-5

with a copy to: Latham & Watkins LLP 140 Scott Dr. Menlo Park, California 94025 Attention: Tad J. Freese and Patrick Pohlen Email: tad.freese@lw.com; Patrick.pohlen@lw.com

If to the Investor:

Raging Capital Management, LLC

Ten Princeton Avenue

P.O. Box 228

Rocky Hill, New Jersey 08553

Attention:  Frederick C. Wasch

Email: fred@ragingcapital.com

with a copy to:

Olshan Frome Wolosky LLP
1325 Avenue of the Americas

New York, New York 10019

Attention:  Steve Wolosky
Email: swolosky@olshanlaw.com

Section 8.Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflict of law principles thereof.

Section 9.Exclusive Jurisdiction.  Each Party to this Agreement (i) irrevocably and unconditionally submits to the personal jurisdiction of the state courts of the State of Delaware and the federal courts of the United States of America located in the State of Delaware, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that any actions or proceedings arising in connection with this Agreement or the transactions contemplated by this Agreement shall be brought, tried and determined only in the Court of Chancery of the State of Delaware (or, only if said Court of Chancery declines to accept jurisdiction over a particular matter, the Superior Court of the State of Delaware (Complex Commercial Division) or, if subject matter jurisdiction over the matter that is the subjection fo the action or proceeding is vested exclusively in the federal courts of the United States of America, the federal court of the United States of America sitting in the district of Delaware and any appellate court from any thereof), (iv) waives any claim of improper venue or any claim that those courts are an inconvenient forum and (v) agrees that it will not bring any action relating to this Agreement or the transactions contemplated hereunder in any court other than as specified in clause (iii) of this Section 9.  The Parties to this Agreement agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 7 or in such other manner as may be permitted by applicable law, shall be valid and sufficient service thereof.

Section 10.Waiver of Jury Trial.  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT

3917199-3

3917199-5

IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED AND UNDERSTANDS THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.

Section 11.Entire Agreement.  This Agreement constitutes the full and entire understanding and agreement among the Parties with regard to the subject matter hereof and supersedes all prior agreements with respect to the subject matter hereof.

Section 12.Receipt of Adequate Information; No Reliance; Representation by Counsel.  Each Party acknowledges that it has received adequate information to enter into this Agreement, that it has not relied on any promise, representation or warranty, express or implied not contained in this Agreement and that it has been represented by counsel in connection with this Agreement.  Accordingly, any rule of law or any legal decision that would provide any Party with a defense to the enforcement of the terms of this Agreement against such Party shall have no application and is expressly waived.  The provisions of the Agreement shall be interpreted in a reasonable manner to effect the intent of the Parties.

Section 13.Severability.  If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable.  The Parties further agree to replace such invalid or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the purposes of such invalid or unenforceable provision.

Section 14.Amendment.  This Agreement may be modified, amended or otherwise changed only in a writing signed by all of the Parties.

Section 15.Successors and Assigns; No Third Party Beneficiaries.  This Agreement shall bind the successors and permitted assigns of the Parties, and inure to the benefit of any successor or permitted assign of any of the Parties; provided, however, that no Party may assign this Agreement without the prior written consent of the other Party.  No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations, or liabilities hereunder upon any person other than the Parties hereto and their respective successors and assigns.

Section 16.Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement shall become effective when each

3917199-3

3917199-5

Party hereto shall have received a counterpart hereof signed by all of the other Parties hereto.  Until and unless each Party has received a counterpart hereof signed by the other Party hereto, this Agreement shall have no effect and no Party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).  The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in .PDF format or by facsimile shall be sufficient to bind the Parties to the terms and conditions of this Agreement.

[Signature page follows]

3917199-3

3917199-5

Exhibit 10.1

IN WITNESS WHEREOF, the Parties hereto have duly executed and delivered this Agreement as of the date first above written.

Intermolecular, Inc.

By: /s/ Bruce McWilliams

Name:  Bruce McWilliams

Title:  Executive Chairman

3917199-5

Raging Capital Management, LLC

By:	/s/ Frederick C. Wasch
	Name:	Frederick C. Wasch
	Title:	Chief Financial Officer

SV\1019027.5  tjf Xyratex Investor Agreement

2019548-2

US-DOCS\73398786.1  IMI Governance Agreement

3917199-5